As filed with the Securities and Exchange Commission on May 22, 2003.
                                                      Registration No. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            JUPITERMEDIA CORPORATION
               (Exact name of issuer as specified in its charter)

                Delaware                                06-1542480
       ----------------------------            ----------------------------
       (State or other jurisdiction                  (I.R.S. Employer
     of incorporation or organization)             Identification Number)

                           23 Old Kings Highway South
                            Darien, Connecticut 06820
                            -------------------------
                    (Address of Principal Executive Offices)

               Jupitermedia Corporation 1999 Stock Incentive Plan

                                 Alan M. Meckler
                                    Chairman
                           and Chief Executive Officer
                            Jupitermedia Corporation
                           23 Old Kings Highway South
                            Darien, Connecticut 06820
                                 (203) 662-2800
                       (Name, address and telephone number
                   including area code, of agent for service)

                                    COPY TO:
                              Jeffrey R. Poss, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                    Proposed      Proposed
Title of                            maximum       maximum             Amount of
Securities to    Amount to be    offering price   aggregate         registration
be Registered    registered(1)    per share(2)    offering price(2)     fee
--------------------------------------------------------------------------------
Common Stock,       4,000,000       $3.015        $12,060,000         $975.65
par value $0.01
per share

---------------

1 Represents an additional 4,000,000 shares of common stock of Jupitermedia Corporation (the "Common Stock") issuable pursuant to the Jupitermedia Corporation 1999 Stock Incentive Plan. In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

2 Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 (the "Securities Act").

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Jupitermedia Corporation, a Delaware corporation (the "Company"), are incorporated by reference into the Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Company's Quarterly Report of Form 10-Q for the quarter ended March 31, 2003, filed pursuant to the Exchange Act;

     (c) The Company's Registration Statements on Form S-8 (Registration Nos. 333-81633 and 333-38740), filed on June 25, 1999 and June 7, 2000, respectively, pursuant to the Securities Act; and

     (d) The Company's Current Report on Form 8-K, filed on May 7, 2003 pursuant to the Exchange Act;

     (e) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), incorporated by reference into the Company's Registration Statement on Form 8-A, filed on June 16, 1999 pursuant to the Exchange Act, contained in the Company's Registration Statement on Form S-1 (Registration No. 333-76331), filed on April 15, 1999, pursuant to the Securities Act, as amended by Amendment Nos. 1, 2, 3, 4 and 5, filed on May 19, 1999, May 21, 1999, June 3, 1999, June
          21, 1999 and June 23, 1999, respectively, pursuant to the Securities Act.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8. EXHIBITS

Exhibit No.                        Description of Exhibits
-----------                        -----------------------

     5 Opinion of Willkie Farr & Gallagher regarding the legality of the securities being registered.

    23.1     Consent of Deloitte & Touche LLP.

    23.2     Consent of Willkie Farr & Gallagher (included in Exhibit 5).

     24      Power of Attorney (reference is made to the signature page).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Darien, State of Connecticut, on this 22nd day of May, 2003.

                                    JUPITERMEDIA CORPORATION

                                    By:  /s/ Alan M. Meckler
                                         -------------------
                                         Alan M. Meckler
                                         Chairman and Chief
                                         Executive Officer

                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of Jupitermedia Corporation hereby severally constitutes and appoints Alan M. Meckler as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                    Title                      Date
         ---------                    -----                      ----

/s/ Alan M. Meckler           Director, Chairman               May 22, 2003
---------------------------   and Chief Executive
Alan M. Meckler               Officer (principal
                              executive officer)

/s/ Christopher S. Cardell    Director, President              May 22, 2003
---------------------------   and Chief Operating
Christopher S. Cardell        Officer

/s/ Christopher J. Baudouin   Chief Financial Officer          May 22, 2003
---------------------------   (principal financial and
Christopher J. Baudouin       accounting officer)

                              Director                         May __, 2003
---------------------------
Gilbert F. Bach

/s/ Michael J. Davies         Director                         May 22, 2003
---------------------------
Michael J. Davies

/s/ William A. Shutzer        Director                         May 21, 2003
---------------------------
William A. Shutzer

/s/ John R. Patrick           Director                         May 20, 2003
---------------------------
John R. Patrick

                                  EXHIBIT INDEX

     Exhibit No.                             Description
---------------------  ---------------------------------------------------------

          5 Opinion of Willkie Farr & Gallagher regarding the legality of the securities being registered.

        23.1           Consent of Deloitte & Touche LLP.

        23.2           Consent of Willkie Farr & Gallagher (included in Exhibit
                       5).

         24 Power of Attorney (reference is made to the signature page).